SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrants [X]
Filed by a Party other than the Registrant [   ]

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[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)orss. 240.14a-12

DREYFUS FIXED INCOME SECURITIES
DREYFUS INSTITUTIONAL CASH ADVANTAGE FUNDS
DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
DREYFUS INVESTMENT PORTFOLIOS
DREYFUS PREMIER OPPORTUNITY FUNDS
THE DREYFUS PREMIER THIRD CENTURY FUND, INC.
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

(Name of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Title of each class of securities to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:__________________________________

The Dreyfus Family of Funds
200 Park Avenue
New York, New York 10166

November 2002

Dear Stockholder:

           We recently mailed to you proxy materials relating to the Special Meetings of Stockholders of the Dreyfus Family of Funds, scheduled for December 18, 2002. Your vote for these important meetings has not yet been received.

           We encourage you to utilize one of the following options today for recording your vote promptly:

1.	Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed voting instruction form(s) or proxy card(s). Have the control number found on your voting instruction form(s) or proxy card(s) ready when prompted.

2.	Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed voting instruction form(s) or proxy card(s) and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form(s) or proxy card(s) in the postage-prepaid return envelope provided.

           For the reasons set forth in the proxy materials previously delivered to you, YOUR FUND BOARD MEMBERS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

           If you have any questions, please call each Fund's proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-769-7666.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.